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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-181479) pertaining to the 2005 Stock Plan, the 2012 Equity Incentive Plan, and the 2012 Employee Stock Purchase Plan of Supernus Pharmaceuticals, Inc. of our report dated March 21, 2014, with respect to the consolidated financial statements of Supernus Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

McLean, VA
March 21, 2014

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM